Exhibit 4.1

AMENDMENT TO SERIES A COMMON STOCK PURCHASE WARRANT

This Amendment to Series A Common Stock Purchase Warrant (this “Amendment”) is dated as of September 4, 2014, by and between Cleveland BioLabs, Inc., a Delaware corporation (the “Company”) and Sabby Healthcare Volatility Master Fund, Ltd. or its assigns (the “Holder”).

RECITALS

WHEREAS, the Company issued to the Holder a Series A Common Stock Purchase Warrant, dated January 16, 2014 (the “Warrant”), exercisable for the Company’s Common Stock, and such Warrant is held by the Holder as of the date hereof.

WHEREAS, pursuant to Section 5(l) of the Warrant, any term thereof may be modified or amended with the written consent of the Company and the Holder.

WHEREAS, the Company and the Holder wish to amend the Warrant in accordance with the terms hereof, such that the termination date of the Warrant is extended by two (2) years and the exercise price is reduced from $1.22 to $1.02.

AMENDMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

1. The Termination Date of the Warrant (as defined in the first paragraph of the Warrant) is hereby amended to be “January 16, 2021.”

2. Part b) of Section 2 of the Warrant is hereby amended and restated in its entirety to read as follows:

“Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $1.02, subject to adjustment hereunder (the “Exercise Price”).”

3. The Holder agrees to affix this Amendment to the Warrant. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Warrant. The Warrant, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of the Holder under the Warrant, as in effect prior to the date hereof.

4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

CLEVELAND BIOLABS, INC.

By:	/s/ Yakov Kogan

Name:	Yakov Kogan

Title:	CEO

SABBY HEALTHCARE VOLATILITY MASTER FUND, LTD.

By:	/s/ Robert Grundstein

Name:	Robert Grundstein

Title:	COO of Investment Manager

[Signature Page to Amendment to Series A Common Stock Purchase Warrant]